AUDITOR'S CONSENT



     We consent to the incorporation by reference in the registration statement of First Chester County Corporation on Form S-8 (File No. 333-15733) of our reports dated June 13, 2003, and June 17, 2002 on our audits of The First National Bank of Chester County Retirement Savings Plan as of December 31, 2002 and 2001, and for the years then ended, and as of December 31, 2002 and 2001, and for the years then ended, respectively, which reports are included in this annual report on form 11-K.


                                            /S/ UMBREIT, DITTMER & KORENGEL, PC
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                                                UMBREIT, DITTMER & KORENGEL, PC
                                                Kennett Square, Pennsylvania


Dated:  07/13/04
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